Exhibit 15.2

May 15, 2025

TCTM Kids IT Education Inc.,

6/F, No. 1 Andingmenwai Street, Litchi Tower,

Chaoyang District, Beijing 100011,

People’s Republic of China

Dear Sir/Madam:

We hereby consent to the reference of our name under the headings on “Item 3 Key Information—Permissions Required from the PRC Government Authorities for Our Operations”, “Item 3 Key Information—D. RISK FACTORS—Risks Related to Our Corporate Structure”, “Item 4.    Information on the Company—C. Organizational Structure—Loan Agreements”, “ITEM 10.    ADDITIONAL INFORMATION—E.    Taxation” in TCTM Kids IT Education Inc.'s Annual Report on Form 20-F for the year ended December 31, 2024 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/Beijing DOCVIT Law Firm

Beijing DOCVIT Law Firm